                         INDEX TO FINANCIAL STATEMENTS


                                                                      Page
                             Financial Statements                   Numbers
                             --------------------                   -------


Amalgamated Beverages Great Britain Limited Annual Report and
     Accounts - for the 52 weeks ended December 28, 1996,
     December 30, 1995 and December 31, 1994:

         Report of the Independent Chartered Accountants and
               Registered Auditors                                    F-2
         Group Profit and Loss Account                                F-3
         Group Statement of Total Recognised Gains and Losses and
               Reconciliation of Movements in Shareholders' Funds     F-4
         Group Balance Sheet                                          F-5
         Group Cash Flow Statement                                    F-6
         Notes on the Accounts                                        F-7 - F-23

Coca-Cola Enterprises Inc. Pro Forma Combined Condensed Financial
     Information - for the year ended December 31, 1996
     (unaudited):

         Introductory Information                                     PF-1
         Pro Forma Combined Condensed Statement of Income for
                the Year Ended December 31, 1996                      PF-4
         Pro Forma Combined Condensed Statements of Operations
                for the Quarters Ended March 29, 1996, June 28,
                1996, September 27, 1996, and December 31, 1996       PF-6
         Pro Forma Combined Condensed Balance Sheet as of
                December 31, 1996                                     PF-7
         Notes to Unaudited Pro Forma Combined Condensed Financial
                Information                                           PF-8

                          [LOGO OF ABGB APPEARS HERE]


                             ANNUAL ACCOUNTS 1996

                                   CONTENTS

                                                                      PAGES

Report of the Independent Chartered Accountants
and Registered Auditors                                              F-2

Group Profit and Loss Account                                        F-3

Group Statement of Total Recognised Gains and Losses and
Reconciliation of Movements in Shareholders' Funds                   F-4

Group Balance Sheet                                                  F-5

Group Cash Flow Statement                                            F-6

Notes on the Accounts                                                F-7 - F-23

                          [LOGO OF ABGB APPEARS HERE]


                REPORT OF THE INDEPENDENT CHARTERED ACCOUNTANTS
                            AND REGISTERED AUDITORS



TO THE MEMBERS OF AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

We have audited the accompanying consolidated accounts of Amalgamated Beverages Great Britain Limited and subsidiaries. These accounts are the responsibility of the Company's management. Our responsibility is to express an opinion on these accounts based on our audits.

We conducted our audits in accordance with UK generally accepted auditing standards which are substantially in accordance with US auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall accounts presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accounts referred to above present fairly, in all material respects, the consolidated financial position of Amalgamated Beverages Great Britain Limited and subsidiaries as of December 28, 1996 and December 30, 1995 and the consolidated results of their operations and their cash flows for each of the years in the 3 year period ended December 28, 1996 in conformity with generally accepted UK accounting principles.

The accounts have been prepared in accordance with accounting practices prevailing in the UK which differ in certain respects from those generally accepted in the US. The effects of the major differences in the determination of net income and Shareholders' equity are shown in Note 5 on the accounts.



/s/ Arthur Andersen
Chartered Accountants and Registered Auditors
1 Surrey Street
London
WC2R 2PS

February 4, 1997

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                         GROUP PROFIT AND LOSS ACCOUNT

               FOR THE 52 WEEKS ENDED DECEMBER 28 1996 (NOTE 2)

------------------------------------------------------------------------------------------------------------------
                                                                          1996           1995           1994
                                                       Notes      (Pounds)'000   (Pounds)'000   (Pounds)'000
------------------------------------------------------------------------------------------------------------------
TURNOVER                                                   4           931,005        904,139        802,615

Cost of sales - ordinary business                                     (617,461)      (611,635)      (515,214)
              - property revaluation                                         -         (6,490)             -
                                                                       -------        -------        -------

GROSS PROFIT                                                           313,544        286,014        287,401

Net operating expenses                                     6          (189,697)      (173,390)      (157,964)
                                                                       -------        -------        -------

Operating Profit                                           7           123,847        112,624        129,437

Profit/(loss) on sale of tangible fixed assets                             153           (344)           143
                                                                       -------        -------        -------

PROFIT ON ORDINARY ACTIVITIES
BEFORE INTEREST                                                        124,000        112,280        129,580

Net interest                                               8            (6,244)        (1,142)           241
                                                                       -------        -------        -------
PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                        117,756        111,138        129,821

Tax on profit on ordinary activities                       9           (43,073)       (42,938)       (43,221)
                                                                       -------        -------        -------
PROFIT FOR THE FINANCIAL YEAR                                           74,683         68,200         86,600

Dividends paid and proposed on equity shares              10          (139,400)      (118,200)      (136,600)
                                                                       -------        -------        -------
Transfer from retained earnings for the year                           (64,717)       (50,000)       (50,000)
                                                                       =======        =======        =======

The accompanying notes are an integral part of this profit and loss account.

A statement of the movements on reserves is shown in note 20.

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             GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
            AND RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

               FOR THE 52 WEEKS ENDED DECEMBER 28 1996 (NOTE 2)

-------------------------------------------------------------------------------------------------------------------
                                                                               1996           1995           1994
                                                                       (Pounds)'000   (Pounds)'000   (Pounds)'000
-------------------------------------------------------------------------------------------------------------------
STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Profit and total recognised gains and losses for the financial year          74,683         68,200         86,600
                                                                            =======        =======        =======

RECONCILIATION OF MOVEMENTS IN
SHAREHOLDERS' FUNDS

Total recognised gains and losses as above                                   74,683         68,200         86,600
Property revaluation                                                              -         (6,073)             -
Dividends to ordinary shareholders                                         (139,400)      (118,200)      (136,600)
                                                                            -------        -------        -------
Net decrease in shareholders' funds                                         (64,717)       (56,073)       (50,000)
Opening shareholders' funds                                                 105,862        161,935        211,935
                                                                            -------        -------        -------
Closing shareholders' funds                                                  41,145        105,862        161,935
                                                                            =======        =======        =======

NOTE OF HISTORICAL COST PROFITS AND LOSSES

Profit on ordinary activities before taxation                               117,756        111,138        129,821
Realisation of property revaluation surpluses                                     -          1,058            799
Adjustment of depreciation to historical cost basis                            (127)           148            176
Property revaluation                                                              -          6,490              -
                                                                            -------        -------        -------
Historical cost profit on ordinary activities before taxation               117,629        118,834        130,796
                                                                            =======        =======        =======

Historical cost profit attributable to ordinary shareholders                 74,556         75,896         87,575
                                                                            =======        =======        =======

The accompanying notes are an integral part of these statements.

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                          [LOGO OF ABGB APPEARS HERE]


                              GROUP BALANCE SHEET

                       AS AT  DECEMBER 28 1996 (NOTE 2)

------------------------------------------------------------------------------------------------------------
                                                                                   1996             1995
                                                               Notes       (Pounds)'000     (Pounds)'000
------------------------------------------------------------------------------------------------------------
FIXED ASSETS
Tangible assets                                                   11            196,880          199,519
Investments                                                       12                  -                -
                                                                                -------          -------
CURRENT ASSETS
Stocks                                                            13             36,494           33,029
Debtors - due within one year                                     14            122,545          126,900
        - due after one year                                      14             24,811           17,050
Cash at bank and in hand                                                         42,531           21,371
                                                                                -------          -------
                                                                                226,381          198,350

Creditors: Amounts falling due within one year                    15           (361,580)        (246,187)
                                                                                -------          -------

NET CURRENT LIABILITIES                                                        (135,199)         (47,837)
                                                                                -------          -------

TOTAL ASSETS LESS CURRENT LIABILITIES                                            61,681          151,682

Creditors: Amounts falling due after more than one year           16            (10,470)         (37,813)

Provisions for liabilities and charges                            18            (10,066)          (8,007)
                                                                                -------          -------
                                                                                 41,145          105,862
                                                                                =======          =======
EQUITY CAPITAL AND RESERVES
Called-up equity share capital                                    19                  1              204
Other reserves                                                    20             57,810           57,811
Merger reserve                                                    20            (17,484)         (17,484)
Profit and loss account                                           20                605           65,322

CALLED-UP NON-EQUITY SHARE CAPITAL                                19                213                9
                                                                                -------          -------
TOTAL CAPITAL EMPLOYED                                                           41,145          105,862
                                                                                =======          =======

On behalf of the Board

Director: ................................. D.R. Williams

February 4, 1997

The accompanying notes are an integral part of this balance sheet.

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                           GROUP CASH FLOW STATEMENT

                    FOR THE 52 WEEKS ENDED DECEMBER 28 1996

-------------------------------------------------------------------------------------------
                                                         1996           1995           1994
                                          Notes  (Pounds)'000   (Pounds)'000   (Pounds)'000
-------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net cash inflow from operating
 activities                                  17       176,175        153,542        159,456

RETURNS ON INVESTMENTS AND SERVICING OF
FINANCE
Interest paid                                          (6,952)        (4,449)        (4,000)
Interest received                                         358          3,235          4,298
                                                      -------        -------        -------
                                                       (6,594)        (1,214)           298
                                                      -------        -------        -------

TAXATION                                              (70,068)       (37,253)       (58,568)

CAPITAL EXPENDITURE
Purchase of tangible fixed assets                     (42,644)       (24,100)       (35,378)
Receipts from sale of tangible fixed
 assets                                                 1,266          2,488          2,889
                                                      -------        -------        -------
                                                      (41,378)       (21,612)       (32,489)
                                                      -------        -------        -------

EQUITY DIVIDENDS PAID                                (168,200)      (136,600)      (120,000)
                                                      -------        -------        -------
NET CASH OUTFLOW BEFORE USE OF LIQUID
RESOURCES AND  FINANCING                             (110,065)       (43,137)       (51,303)

MANAGEMENT OF LIQUID RESOURCES
Net disposals of short-term investments                10,640         63,163         55,092

FINANCING
Finance leases repaid                                  (4,140)        (5,675)        (7,360)
Increase in interest free loan from
 parent company                                       125,000              -              -
                                                      -------        -------        -------
Net cash inflow/(outflow) from financing              120,860         (5,675)        (7,360)
                                                      -------        -------        -------
INCREASE/(DECREASE) IN CASH                  17        21,435         14,351         (3,571)
                                                      =======        =======        =======

The accompanying notes are an integral part of this statement.

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                          [LOGO OF ABGB APPEARS HERE]

                             NOTES ON THE ACCOUNTS

1.   ACCOUNTING POLICIES
     -------------------

     A summary of the principal accounting policies is set out below all of which have been applied consistently throughout the year and with the preceding year, except as noted.

(a)  Accounting convention
     ---------------------
     The accounts are prepared under the historical cost convention, modified for the revaluation of certain fixed assets and in accordance with applicable accounting standards.

(b)  Financial year
     --------------
     The annual accounts are made up to the Saturday nearest to December 31. Periodically this results in a financial year of 53 weeks.

(c)  Basis of consolidation
     ----------------------
     The group accounts consolidate the accounts of Amalgamated Beverages Great Britain Limited ("the Company") and its subsidiary undertakings (together "the Group") after eliminating internal transactions.

(d)  Foreign currencies
     ------------------
     Amounts denominated in foreign currencies are translated at the middle market rates at the balance sheet date except in the case of third party transactions covered forward where rates fixed in the contracts are used. Exchange differences are taken to the profit and loss account.

(e)  Turnover
     --------
     This represents the invoiced value of sales (net of trade discounts) and royalties excluding value added tax.

(f)  Deferred taxation
     -----------------
     Credit is taken for advance corporation tax paid to the extent that it is recoverable against the liability to corporation tax in the foreseeable future. Deferred taxation recoverable is recognised on short term timing differences arising from provisions for pensions, reorganisations and other items. Provision is made for deferred taxation, using the liability method, on other timing differences to the extent that these amounts are regarded as likely to become payable in the foreseeable future.

     The principal categories of timing differences are :

     (i) The excess of book value of tangible fixed assets over their tax written down value.

     (ii) The excess of leasing rentals over the depreciation of leased assets and associated finance charges.

     (iii) Income and expenditure in the accounts of the current year dealt with in other years for taxation purposes.

     (iv) Revaluation surpluses in respect of projected property sales on the assumption that the properties are sold at the revalued figures.

(g)  Stocks
     ------
     Stocks are valued at the lower of average cost and estimated net realisable value. Cost is purchase price or production cost in the case of products manufactured by the Group. Production cost consists of direct material and labour costs together with a reasonable proportion of manufacturing overheads on the basis of normal activity levels.

                          [LOGO OF ABGB APPEARS HERE]

                             NOTES ON THE ACCOUNTS
                                  (CONTINUED)

(h)  Tangible fixed assets
     ---------------------
     Depreciation is charged on the original cost or subsequent valuation of assets (excluding freehold land and assets in the course of construction).

     The principal annual rates are as follows :

     Freehold buildings and long leasehold properties          2.5%
     Plant and equipment                                        10%
     Vehicles                                           12.5% - 20%
     Office equipment                                           20%

     Short leasehold properties are depreciated over the life of the lease.

     In specific cases higher depreciation rates are used, e.g. machinery subject to technological changes, and any machinery with a high obsolescence factor.

     Investment and development grants are shown as deferred income, and credited to the profit and loss account by instalments on a basis consistent with depreciation policy.

     Returnable containers, including those in customers' hands, are valued at the deposit value charged to customers with due provision for obsolescence where required. Any write down to deposit value is charged to the profit and loss account.

     Major software development costs (comprising the cost of bought-in packages and related labour costs incurred during installation, whether supplied externally or from within the group) are capitalised and subsequently amortised over the expected useful life of the product.

(i)  Fixed assets held under leases
     ------------------------------
     Where assets are financed by leasing agreements that give rights approximating to ownership ('finance leases') the assets are treated as if they had been purchased outright and the corresponding liability to the leasing company is included as an obligation under finance leases.

     Depreciation of leased assets is charged to the profit and loss account on the same basis as shown above.

     Leasing payments are treated as consisting of capital and interest elements and the interest is charged to the profit and loss account.

     All other leases are 'operating leases' and the relevant annual rentals are charged wholly to the profit and loss account.

(j)  Revaluation of properties
     -------------------------
     Freehold and leasehold properties are revalued every five years and the surplus/deficit on book value included as a movement on revaluation reserve. In subsequent years transfers are made to retained profits in order to amortise the surplus/deficit over the remaining useful lives of the properties. On disposal the unamortised revaluation surplus or deficit on a property is transferred to retained profits.

(k)  Pension costs
     -------------
     The costs of providing pensions and other termination benefits are charged to the profit and loss account on a consistent basis over the service lives of employees. Such costs are calculated by reference to actuarial valuations and variations from such regular costs are spread over the remaining service lives of the current employees. To the extent that such costs do not equate with cash contributions a provision or prepayment is recognised in the balance sheet.

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                          [LOGO OF ABGB APPEARS HERE]

                             NOTES ON THE ACCOUNTS
                                  (CONTINUED)

(1)  Liquid resources
     ----------------
     The Group has adopted the provisions of Financial Reporting Standard No. 1 as revised in October 1996. In accordance with this revised standard, liquid resources are defined as current asset investments which are readily convertible into known amounts of cash without curtailing or disrupting the business. Liquid resources represent cash transferred to a group company on short term loan and are included within debtors.

2.   GROUP ACCOUNTS
     --------------

     The profit and loss accounts cover the 52 weeks from December 31, 1995 to December 28, 1996, the 52 weeks from January 1, 1995 to December 30, 1995 and the 52 weeks from January 2, 1994 to December 31, 1994 respectively. The balance sheets for 1996 and 1995 have been drawn up at December 28, 1996 and December 30, 1995 respectively.

3.   ULTIMATE PARENT COMPANY
     -----------------------

     The Company's immediate and ultimate parent company is Cadbury Schweppes Public Limited Company, registered in England and Wales, which holds 51% of the ordinary share capital. The remaining 49% of the ordinary share capital is held by Coca-Cola Holdings (UK) Limited. Copies of the Group Accounts of Cadbury Schweppes Public Limited Company are available to the public from 25 Berkeley Square, London W1X 6HT.

     On August 9, 1996 Cadbury Schweppes Public Limited Company and Coca-Cola Holdings (United Kingdom) Limited entered into a share purchase agreement with a subsidiary of Coca-Cola Enterprises Inc. ("CCE") for the sale of their shareholdings in the Company, subject to certain conditions. These conditions included, inter alia, the Commission of the European Communities adopting a decision declaring the disposal compatible with the common market (the "Merger Clearance") and the Commission granting clearance in respect of each licensing agreement to be entered into on completion of the disposal between Cadbury Schweppes Public Limited Company and Coca-Cola & Schweppes Beverages Limited ("CCSB"), (the Company's only trading subsidiary undertaking), which set out the basis on which CCSB will continue to bottle and distribute Cadbury Schweppes' brands in Great Britain following the disposal (the "Licensing Agreements Clearance").

     Following a second phase investigation into the disposal by the Commission, the Merger Clearance was received by CCE on January 22, 1997.

     Completion of the disposal will occur once the Licensing Agreements Clearance is received from the Commission.

4.   TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
     ----------------------------------------------------------

     The Group has a single activity which is the manufacture, sale and distribution of soft drinks in Great Britain.

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                             NOTES ON THE ACCOUNTS
                                  (CONTINUED)

5.   SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING
     ----------------------------------------------------------------------
     PRINCIPLES
     ----------

     The accounts are prepared in accordance with generally accepted accounting principles applicable in the UK ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). These differences relate principally to the following items and the necessary adjustments are shown in tables set out on pages 10 and 11.

(a)  Interest capitalisation
     -----------------------
     Under UK GAAP, the capitalisation of interest is optional and the Group has not capitalised any interest on capital construction projects.

     Under US GAAP, interest incurred as part of the cost of acquiring all fixed assets which become assets in the course of construction is capitalised and amortised over the life of the asset following its commissioning.

(b)  Revaluation of properties
     -------------------------
     Under UK GAAP, properties may be restated on the basis of appraised values in accounts prepared in all other respects in accordance with the historical cost convention. Such restatements are not generally permitted under US GAAP, except in connection with purchase accounting, and accordingly, adjustments to net income and Shareholders' equity are required to eliminate the above restatements.

(c)  Pension costs
     -------------
     Under UK GAAP, the costs of providing pensions benefits may be calculated by the use of any recognised actuarial method which is appropriate and whose assumptions reflect the long term nature of the assets and liabilities involved.

     Under US GAAP (SFAS 87), the Group's employees are considered to have participated in a multi-employer pension plan. For multi-employer plans employers are required to recognise total contributions for the period as a net pension expense.

(d)  Ordinary dividends
     ------------------
     Under UK GAAP, ordinary dividends are provided in the accounts on the basis of the recommendation by the Directors which requires subsequent approval by the Shareholders to become a legal obligation of the company.

     Under US GAAP, dividends are only provided when the legal obligation to pay arises.

(e)  Deferred taxation
     -----------------
     Under UK GAAP, no provision is made for deferred taxation if there is reasonable evidence that such deferred taxation will not be payable in the foreseeable future.

     Under US GAAP, deferred taxation is provided in full on the liability method in accordance with the provisions of SFAS 109 "Accounting for Income Taxes".

                          [LOGO OF ABGB APPEARS HERE]


                             NOTES ON THE ACCOUNTS
                                  (CONTINUED)

5.    SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING
      ----------------------------------------------------------------------
      PRINCIPLES (CONTINUED)
      ---------- -----------

(f)   Cash flows
      ----------
      Under UK GAAP, the Group complies with the Financial Reporting Standard
      No. 1 "Cash Flow Statements" (FRS 1), as revised in October 1996, the objective and principles of which are similar to those set out in
      SFAS 95 "Statement of Cash Flows" (SFAS 95). The principal difference between the two standards is in respect of classification. Under FRS 1, the Group presents its cashflows for (a) operating activities; (b) return on investments and servicing of finance; (c) taxation; (d) capital expenditure;
      (e) equity dividends paid; (f) management of liquid resources; and (g) financing.
      SFAS 95 requires only three categories of cash flow activity (a) operating;
      (b) investing; and (c) financing.

      Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. In addition, under FRS 1, management of liquid resources includes short term borrowings with original maturities of less than 90 days. SFAS 95 requires movements on such short term borrowings to be included in financing activities.


              APPROXIMATE EFFECTS ON NET INCOME OF DIFFERENCES BETWEEN UK AND
                        US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


                                                      1996           1995           1994
                                              (Pounds)'000   (Pounds)'000   (Pounds)'000
      NET INCOME (PER UK GAAP)                      74,683         68,200         86,600
      US GAAP ADJUSTMENTS :
      Interest capitalised                             431            518            432
      Amortisation of interest capitalised          (1,770)        (1,716)        (1,675)
      Amortisation of revaluation
      surplus and disposal loss reversal                 -          1,206            975
      Pension costs                                    (76)          (385)           821
      Deferred taxation:  on adjustments               467            522            139
                          methodology                4,170          3,113          1,297
                                                    ------         ------         ------
      NET INCOME AS ADJUSTED FOR US GAAP            77,905         71,458         88,589
                                                    ======         ======         ======


                                    [LOGO OF ABGB APPEARS HERE]


                                       NOTES ON THE ACCOUNTS
                                            (CONTINUED)

5.    SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING
      ----------------------------------------------------------------------
      PRINCIPLES (CONTINUED)
      ----------------------

                       APPROXIMATE CUMULATIVE EFFECT ON SHAREHOLDERS' EQUITY OF DIFFERENCES
                            BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

                                                                                                1996           1995
                                                                                        (Pounds)'000   (Pounds)'000
      SHAREHOLDERS' EQUITY (PER UK GAAP)                                                      41,145        105,862
      US GAAP ADJUSTMENTS :
      Interest capitalised                                                                    21,320         20,889
      Amortisation of interest capitalised                                                   (15,014)       (13,244)
      Pension costs                                                                            9,000          9,076
      Dividends                                                                               39,400         68,200
      Deferred taxation: on adjustments                                                       (5,051)        (5,518)
                           methodology                                                       (11,247)       (15,417)
                                                                                              ------        -------
      SHAREHOLDERS' EQUITY ADJUSTED AS FOR US GAAP                                            79,553        169,848
                                                                                              ======        =======

6.    NET OPERATING EXPENSES
      ----------------------

                                                                                 1996           1995           1994
                                                                         (Pounds)'000   (Pounds)'000   (Pounds)'000
      Distribution costs, including marketing                                 158,627        141,862        124,100
      Administration expenses                                                  31,070         31,528         33,864
                                                                              -------        -------        -------
                                                                              189,697        173,390        157,964
                                                                              =======        =======        =======

7.    OPERATING PROFIT
      ----------------

                                                                                 1996           1995           1994
                                                                         (Pounds)'000   (Pounds)'000   (Pounds)'000
      Operating profit is stated after charging:

      Depreciation on owned assets including container usage                   27,891         24,426         23,972
      Depreciation on leased assets under finance leases                        7,805          8,854          9,752
      Operating lease rentals
      -    plant and machinery                                                  7,066          5,883          7,406
      -    properties                                                           4,027          3,751          3,769
      Auditors' remuneration  - audit services                                    143            106            102
                              - non-audit services                                 10             13             20

      and after crediting:

      Amortisation of government grants                                           (47)           (48)          (114)
                                                                               ======         ======         ======



                                      [LOGO OF ABGB APPEARS HERE]


                                        NOTES ON THE ACCOUNTS
                                            (CONTINUED)

8.    NET INTEREST
      ------------

                                                               1996           1995           1994
                                                       (Pounds)'000   (Pounds)'000   (Pounds)'000
      Finance leases                                          1,431          1,435          1,106
      Bank overdrafts and other short term borrowings            68             83            163
      Inter-company interest paid                             5,059          2,859          2,788
                                                              -----          -----          -----
      Interest payable                                        6,558          4,377          4,057
                                                              -----          -----          -----
      Less:
      Interest on short-term loans and deposits                 (16)           (37)          (274)
      Inter-company interest received                          (298)        (3,198)        (4,024)
                                                              -----          -----          -----
      Interest receivable                                      (314)        (3,235)        (4,298)
                                                              -----          -----          -----
      Net interest                                            6,244          1,142           (241)
                                                              =====          =====          =====

9.    TAX ON PROFIT ON ORDINARY ACTIVITIES
      ------------------------------------

                                                               1996           1995           1994
                                                       (Pounds)'000   (Pounds)'000   (Pounds)'000

      Corporation tax at 33%                                 39,704         39,926         43,369
      Deferred taxation (note 18)                             2,674          2,455           (724)
                                                             ------         ------         ------
      Charge for the year                                    42,378         42,381         42,645

      (Over)/underprovision in previous years:
      Corporation tax                                          (406)           (41)          (477)
      Deferred taxation (note 18)                             1,101            598          1,053
                                                             ------         ------         ------
                                                             43,073         42,938         43,221
                                                             ======         ======         ======

      Corporation tax payable is provided on taxable profits at the current rate as noted above. The charge of (Pounds)43.1m (1995 (Pounds)42.9m; 1994
      (Pounds)43.2m) was increased by (Pounds)0.3m (1995 (Pounds)0.3m; 1994
      (Pounds)1.2m) because timing differences, which reversed during the year, had not been previously provided for.

                                                  F-13


                                         [LOGO OF ABGB APPEARS HERE]


                                            NOTES ON THE ACCOUNTS
                                                 (CONTINUED)


10.   DIVIDENDS PAID AND PROPOSED ON EQUITY AND NON-EQUITY SHARES
      -----------------------------------------------------------

                                                                          1996           1995           1994
                                                                  (Pounds)'000   (Pounds)'000   (Pounds)'000
      Equity shares:
      First interim paid (Pounds)960.78 (1995 (Pounds)245.00;
      1994 (Pounds)245.00) per (Pounds)1 ordinary share                100,000         50,000         50,000

      Second interim proposed (Pounds)378.55 (1995
      (Pounds)Nil; 1994 (Pounds)Nil) per US$0.01 ordinary
      share                                                             39,400              -              -

      Final proposed (Pounds)Nil (1995 (Pounds)334.18; 1994
      (Pounds)424.34) per (Pounds)1 ordinary share                           -         68,200         86,600

                                                                       -------        -------        -------
                                                                       139,400        118,200        136,600
                                                                       =======        =======        =======

      Coca-Cola Holdings (U.K.) Limited have waived their right to receive the first and second interim dividends for 1996.

      Non-equity shares:

      The holders of the preference shares have waived their right to receive dividends for 1996, 1995 and 1994.

11.   TANGIBLE FIXED ASSETS
      ---------------------

                                                     Land and            Plant and     In course of
                                                    buildings            equipment     construction           Total
(a)   Movement during the year                   (Pounds)'000         (Pounds)'000     (Pounds)'000    (Pounds)'000
      Cost or valuation
      -----------------

      At beginning of year                             72,478              272,149           14,172         358,799
      Additions                                             -               15,307           18,863          34,170
      Transfer on completion                            1,216               28,827          (30,043)              -
      Disposals                                             -               (7,006)               -          (7,006)
      Transfers to other group
      undertakings                                       (467)                  (8)               -            (475)
                                                       ------              -------           ------         -------
      At end of year                                   73,227              309,269            2,992         385,488
                                                       ------              -------           ------         -------

      Depreciation
      ------------

      At beginning of year                             (1,060)            (158,220)               -        (159,280)
      Depreciation for year                            (1,288)             (34,408)               -         (35,696)
      Disposals                                             -                6,359                -           6,359
      Transfers to other group
      undertakings                                          4                    5                -               9
                                                       ------              -------           ------         -------
      At end of year                                   (2,344)            (186,264)               -        (188,608)
                                                       ------              -------           ------         -------


                                            [LOGO OF ABGB APPEARS HERE]


                                              NOTES ON THE ACCOUNTS
                                                  (CONTINUED)


11.   TANGIBLE FIXED ASSETS (CONTINUED)
      ---------------------------------

                                      Land and          Plant and        In course of
                                     buildings          equipment        construction              Total
      Net book value              (Pounds)'000       (Pounds)'000        (Pounds)'000       (Pounds)'000
      At end of year                    70,883            123,005               2,992            196,880
                                        ======            =======              ======            =======
      At beginning of year              71,418            113,929              14,172            199,519
                                        ======            =======              ======            =======

      Plant and equipment includes fixtures and fittings. Assets in course of construction includes payments on account. Plant and equipment also includes returnable containers of (Pounds)8.1m (1995 (Pounds)8.8m) which have been stated at deposit rate as charged to customers. Their value at most recent purchase price would be (Pounds)15.7m (1995 (Pounds)15.1m).

                                                                                 1996               1995
(b)   Finance leases                                                     (Pounds)'000       (Pounds)'000
      Included in tangible fixed assets are :

      Plant and equipment under finance leases                                 84,589             85,451
      Less : accumulated depreciation                                         (68,028)           (61,044)
                                                                               ------             ------
                                                                               16,561             24,407
                                                                               ======             ======
(c)   Land and buildings

      Freehold                                                                 68,792             69,172
      Short leasehold                                                           2,091              2,246
                                                                               ------             ------
      Net book value                                                           70,883             71,418
                                                                               ======             ======

      Analysis of gross value
      Professionally valued         -    Existing use                          64,315             64,782
                                    -    Alternative use                        4,175              4,175
      At cost                                                                   4,737              3,521
                                                                               ------             ------
                                                                               73,227             72,478
                                                                               ======             ======

      The properties were professionally revalued in 1995.

      If the revalued assets were stated on a historical basis, the amounts would be as follows :

      Land and buildings at cost                                               82,949             83,345
      Accumulated depreciation thereon                                         (9,610)            (8,466)
                                                                               ------             ------
                                                                               73,339             74,879
                                                                               ======             ======
      Depreciation charge for the year                                          1,199                840
                                                                               ======             ======

                          [LOGO OF ABGB APPEARS HERE]


                             NOTES ON THE ACCOUNTS
                                  (CONTINUED)


12.   INVESTMENTS
      -----------

      The Company holds 100% of the equity and loan capital of the following companies, all incorporated and operating in Great Britain.

      Direct and only trading subsidiary undertaking:
      Coca-Cola & Schweppes Beverages Limited


      Indirect, dormant subsidiary undertakings:
      Frontier Refreshment Services Limited
      Vendleader Limited.

13.   STOCKS
      ------

                                                       1996           1995
                                               (Pounds)'000   (Pounds)'000
      Raw materials and consumables                  10,558         11,513
      Finished goods and goods for resale            20,469         16,760
      Consumable stores and other stocks              5,467          4,756

                                                     ------         ------
                                                     36,494         33,029
                                                     ======         ======

      The replacement cost of the stocks is not materially different from the balance sheet value.

14.   DEBTORS
      -------

                                                       1996             1995
                                               (Pounds)'000     (Pounds)'000
      Receivable within one year:

      Trade debtors                                  90,662           81,037
      Amounts owed by other group undertakings       15,463           18,852
      Loans to employees                                 23               19
      Other debtors                                   4,608            6,492
      Prepayments and accrued income                 11,789           10,450
      Advance corporation tax recoverable                 -           10,050
                                                    -------          -------
                                                    122,545          126,900
                                                    =======          =======

                                               (Pounds)'000     (Pounds)'000
      Receivable after more than one year:
      Advance corporation tax recoverable            24,811           17,050
                                                    -------          -------
                                                     24,811           17,050
                                                    =======          =======

                                [LOGO OF ABGB APPEARS HERE]


                                   NOTES ON THE ACCOUNTS
                                         (CONTINUED)

15.    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
       ----------------------------------------------

                                                                           1996          1995
                                                                   (Pounds)'000  (Pounds)'000
       Borrowings:
       Bank overdraft (unsecured)                                           174           449
       Current obligations under finance leases                           3,216         4,060
       Loans from Cadbury Schweppes Public Limited Company:
            Interest free                                               127,462         2,462
            Interest bearing                                             24,000             -
                                                                        -------       -------
                                                                        154,852         6,971
                                                                        -------       -------
       Other creditors:
       Payments received on account including deposits on                 5,411         5,336
       returnable containers
       Trade creditors                                                   58,457        41,095
       Amounts owed to other group undertakings                             200           659
       Current corporation tax                                           15,170        18,421
       Advance corporation tax                                            9,850        29,550
       VAT                                                               29,226        20,286
       Other taxes and social security costs                              3,379         3,451
       Other creditors                                                    3,113        11,633
       Accruals and deferred income                                      42,476        40,539
       Government grants                                                     46            46
       Dividends payable to ordinary shareholders                        39,400        68,200
                                                                        -------       -------
                                                                        206,728       239,216
                                                                        -------       -------
                                                                        361,580       246,187
                                                                        =======       =======


       The interest bearing loan from Cadbury Schweppes Public Limited Company is at 11.65% fixed interest rate per annum for 10 years from December 11, 1989 but will be repaid on completion of the proposed purchase of the Company by Coca-Cola Enterprises Inc.

16.    CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
       -------------------------------------------------------

                                                                           1996          1995
                                                                   (Pounds)'000  (Pounds)'000

       Wholly repayable within five years:
       Loan from Cadbury Schweppes Public Limited Company                     -        24,000
       Obligations under finance leases                                   7,832         9,781
       Government grants                                                     65           112

       Not wholly repayable within five years:
       Obligations under finance leases                                   2,573         3,920
                                                                         ------        ------
                                                                         10,470        37,813
                                                                         ======        ======


                                                    [LOGO OF ABGB APPEARS HERE]


                                                       NOTES ON THE ACCOUNTS
                                                            (CONTINUED)

17.    CASH FLOW STATEMENT
       -------------------
                                                                                  1996           1995           1994
                                                                          (Pounds)'000   (Pounds)'000   (Pounds)'000
(a)    Reconciliation of operating profit to net cash inflow from operating activities

       Operating profit                                                        123,847        112,624        129,437
       Depreciation charges                                                     35,696         33,280         33,724
       Property revaluation                                                          -          6,490              -
       Increase in stocks                                                       (3,465)        (8,439)          (506)
       Increase in debtors                                                      (7,911)        (9,400)        (6,369)
       Increase in creditors                                                    28,084         19,372          2,349
       (Decrease)/increase in pension provision                                    (76)          (385)           821
                                                                               -------        -------        -------
       Net cash inflow from operating activities                               176,175        153,542        159,456
                                                                               =======        =======        =======

(b)    Analysis of changes in net debt

                                             Net inflow/                   Net inflow/                   Net inflow/
                                    End of  (outflow) in         End of   (outflow) in         End of   (outflow) in
                                      1993          1994           1994           1995           1995           1996           1996
                              (Pounds)'000  (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
       Cash at bank and in
       hand                         10,142        (3,571)         6,571         14,800         21,371         21,160         42,531
       Bank overdrafts                   -             -              -           (449)          (449)           275           (174)
                                    ------        ------         ------         ------         ------        -------         ------
                                    10,142        (3,571)         6,571         14,351         20,922         21,435         42,357
       Finance lease
       obligations                 (30,796)        7,360        (23,436)         5,675        (17,761)         4,140        (13,621)
       Interest free loan from
       Cadbury Schweppes
       Public Limited
       Company                      (2,462)            -         (2,462)             -         (2,462)      (125,000)      (127,462)
                                    ------         -----         ------          -----         ------        -------        -------
       Changes in net debt         (23,116)        3,789        (19,327)        20,026            699        (99,425)       (98,726)
                                    ======         =====         ======         ======         ======        =======        =======


                                                               F-18

                                                    [LOGO OF ABGB APPEARS HERE]


                                                       NOTES ON THE ACCOUNTS
                                                            (CONTINUED)


18.   PROVISIONS FOR LIABILITIES AND CHARGES
      --------------------------------------

                                                                                      Deferred
                                                             Pensions                 taxation                     Total
                                                         (Pounds)'000             (Pounds)'000              (Pounds)'000
      At beginning of year                                      9,076                   (1,069)                    8,007
      Expenditure in the year                                    (478)                       -                      (478)
      Profit and loss account - current year                      402                    2,674                     3,076
                              - prior year                          -                    1,101                     1,101
      Advance corporation tax recoverable                           -                   (1,640)                   (1,640)
                                                                -----                    -----                    ------
      At end of year                                            9,000                    1,066                    10,066
                                                                =====                    =====                    ======

      The total potential liability of the Group for deferred taxation was as follows:

                                                                                          1996                      1995
                                                                                  (Pounds)'000              (Pounds)'000
      Not provided in accounts

      Accelerated capital allowances                                                    10,686                    14,532
      Excess of lease rentals over depreciation and finance charges                        561                       885
      Taxes that would arise if property were to be disposed of
      at revalued amounts                                                                1,317                     1,317
                                                                                        ------                    ------
                                                                                        12,564                    16,734
      Provided in accounts:

      Short-term timing differences                                                      1,066                    (1,069)
                                                                                        ------                    ------
                                                                                        13,630                    15,665
                                                                                        ======                    ======

19.   SHARE CAPITAL
      -------------

      On August 8, 1996 the authorised share capital of the Company was altered and increased to (Pounds)1,104,082 and US$2,040.82 by the conversion of 204,082 ordinary shares of (Pounds)1 each into 204,082 deferred shares of (Pounds)1 each and the creation of 204,082 ordinary shares of US$0.01 each.

      On the same date the ordinary shares were allocated on a one for one basis to the holders of the deferred shares and were issued as fully paid by the appropriation and capitalisation of the sum of (Pounds)1,323
      (US$2,040.82 converted at (Pounds)1:US$1.542) from the reserves of the Company (note 20).

                                     F-19

                                                [LOGO OF ABGB APPEARS HERE]


                                                   NOTES ON THE ACCOUNTS
                                                        (CONTINUED)



19.    SHARE CAPITAL (CONTINUED)
       -------------------------
                                                                                              1996            1995
                                                                                      (Pounds)'000    (Pounds)'000
       Authorised:
       Equity      - 204,082 ordinary shares of US$0.01 each                                     1               -
                   - 204,082 ordinary shares of (Pounds)1 each                                   -             204
       Non-equity  - 204,082 deferred shares of (Pounds)1 each                                 204               -
                   - 900,000 5% non-cumulative preference shares of (Pounds)1 each             900             900
                                                                                             -----           -----
                                                                                             1,105           1,104
                                                                                             =====           =====

       Allotted and called-up:
       Equity      - 204,082 ordinary shares of US$0.01 each, fully paid                         1               -
                   - 204,082 ordinary shares of (Pounds)1 each, fully paid                       -             204
       Non-equity  - 204,082 deferred shares of (Pounds)1 each, fully paid                     204               -
                   - 900,000 5% non-cumulative preference shares of (Pounds)1 each,
                     (Pounds)0.01 paid                                                           9               9
                                                                                             -----           -----
                                                                                               214             213
                                                                                             =====           =====

       The preference shares carry no rights to vote or receive dividends in excess of 5% per annum of the amount paid-up on such shares and on a winding up, or other return of capital of the company, have priority over the ordinary shares for the return of the amount paid up, but no further share in the assets.

       The deferred shares carry no rights to vote or receive dividends and on a winding up the holders are entitled only to receive payment of the amount paid up on that share after the repayment to each holder of an ordinary share of a sum equal to the amount paid up on that share plus US$50,000.

20.    RESERVES
       --------

                                                                             Other          Merger      Profit and
                                                                          reserves         reserve    loss account
                                                                      (Pounds)'000    (Pounds)'000    (Pounds)'000
       At beginning of year                                                 57,811         (17,484)         65,322
       Transfer from retained earnings for the year                              -               -         (64,717)
       Conversion to share capital                                              (1)              -               -
                                                                            ------          ------          ------
       At end of year                                                       57,810         (17,484)            605
                                                                            ======          ======          ======


                                                           F-20


                                                    [LOGO OF ABGB APPEARS HERE]


                                                       NOTES ON THE ACCOUNTS
                                                            (CONTINUED)



21.   GROUP SET-OFF FACILITY
      ----------------------

      A right of set-off existed at the balance sheet date between the Group
      Companies and Cadbury Schweppes Public Limited Company in respect of the collective borrowing facilities with Midland Bank plc and Bank of America.

22.   COMMITMENTS FOR CAPITAL EXPENDITURE
      -----------------------------------

      Commitments for capital expenditure contracted for but not provided in the accounts at the end of the year were (Pounds)1.279 million (1995
      (Pounds)5.348 million).

23.   LEASING COMMITMENTS
      -------------------

      The future minimum lease payments to which the Group is committed as at December 28, 1996 under finance leases, fall due as follows:

                                                                                                   1996          1995          1994
                                                                                           (Pounds)'000  (Pounds)'000  (Pounds)'000
      -   Within one year                                                                         5,010         6,110         7,573
      -   In two to five years                                                                   12,456        15,426        19,059
      -   In more than five years                                                                 3,762         5,882         8,796
                                                                                                 ------        ------        ------
                                                                                                 21,228        27,418        35,428
      Less finance charges allocated to future periods                                           (7,608)       (9,657)      (11,992)
                                                                                                 ------        ------        ------
                                                                                                 13,620        17,761        23,436
                                                                                                 ======        ======        ======

      Payments due in respect of operating leases for the next financial year are as follows:

                                                          Property                                     Plant and equipment
                                             1996           1995           1994                  1996          1995          1994
                                     (Pounds)'000   (Pounds)'000   (Pounds)'000          (Pounds)'000  (Pounds)'000  (Pounds)'000
      On leases expiring:
      -   Within one year                     388            286             50                 1,895         2,183         2,107

      -   In two to five years                842          2,263          2,528                 6,720         5,415         2,986

      -   In more than five years           2,802            822            844                     -           118            31

                                            -----          -----          -----                 -----         -----         -----
                                            4,032          3,371          3,422                 8,615         7,716         5,124
                                            =====          =====          =====                 =====         =====         =====

24.   CONTINGENT LIABILITIES
      ----------------------

(a) The Group has guaranteed bridging loans in connection with employees who are being relocated. The total value of such loans outstanding at December 28, 1996 was (Pounds)139,750 (1995 (Pounds)396,475).

(b)   The potential amount of deferred taxation not provided is set out in note 18.


                                                               F-21

                          [LOGO OF ABGB APPEARS HERE]


                             NOTES ON THE ACCOUNTS
                                  (CONTINUED)

25.    RELATED PARTY TRANSACTIONS
       --------------------------

       As disclosed in note 3 the Company's share capital is held by Cadbury Schweppes Public Limited Company and Coca-Cola Holdings (U.K.) Limited.

       Material transactions during the year with Cadbury Schweppes Public Limited Company, The Coca-Cola Company and their subsidiaries and associate undertakings are detailed below. Other services such as property management, insurance and taxation advice are provided by Cadbury Schweppes Public Limited Company at a nominal charge.

       Company                             Nature of transaction                   Income/
       -------                             ---------------------                   -------
                                                                                (Expenditure)
                                                                                -------------
                                                                                (Pounds)'000
                                                                                ------------
       CADBURY SCHWEPPES GROUP COMPANIES

       Cadbury Schweppes Finance Limited   Interest payable (note 8)                  (2,228)


       Cadbury Schweppes Public Limited    Interest payable (note 8)                  (2,831)
       Company                             Interest receivable (note 8)                  298

       Schweppes International Limited     Product essences and royalties            (14,987)

       Cadbury Beverages Limited           Finished goods                              9,109

       Cadbury Limited                     Third party bulk haulage arranged           9,687
                                           by CCSB


       THE COCA-COLA COMPANY GROUP COMPANIES

       Atlantic Industries Limited         Product concentrate                      (221,428)


       Coca-Cola Great Britain & Ireland   Marketing support                          40,924
       Limited                             Finished goods                             12,408

       Refreshment Spectrum Limited        Marketing activity                            689
                                           Finished goods                            (11,301)


       Balances with related parties at the balance sheet date not disclosed in other notes to the accounts are as follows:

       Coca-Cola Great Braitain & Ireland  Trade debtors (note 14)                     3,075
       Limited

       Atlantic Industries                 Trade creditors (note 15)                     325
       Limited

       Refreshment Spectrum                Trade creditors (note 15)                     824
       Limited


                                    [LOGO OF ABGB APPEARS HERE]


                                       NOTES ON THE ACCOUNTS
                                            (CONTINUED)


26.   PENSION ARRANGEMENTS
      --------------------

      The Group is a member of the Cadbury Schweppes group of companies which operates group pension schemes for its UK subsidiary undertakings.

      The major scheme is the Cadbury Schweppes Pension Fund for which the last full valuation was carried out as at April 5, 1996 on the projected unit method. At this date the market value of the assets was (Pounds)990m and the level of funding on an actuarial basis was 110%.

      The principal assumptions on average were that the rate of return on fund assets would be 8.5%, that the rate of salary increases would be 6.0% and that past and future pensions would increase by 4.0%.

      The total pension costs for the Group were (Pounds)4.6m (1995
      (Pounds)3.8m; 1994 (Pounds)3.8m) which together with the pension costs of other subsidiaries in the group schemes were assessed by qualified actuaries based on the latest actuarial assessment.

      A provision of (Pounds)9.0m (1995 (Pounds)9.1m) included in the balance sheet represents the excess of pension costs over the amounts actually contributed to the external funds of the group schemes.

      Following the proposed sale of the Company to Coca-Cola Enterprises Inc., employees will no longer be eligible to participate in the Cadbury
      Schweppes scheme but it is anticipated that a new comparable scheme will be established to which employees will be able to transfer.


27.   EMPLOYEES AND EMOLUMENTS
      ------------------------
                                                                  1996           1995           1994
                                                                Number         Number         Number
      The average number of employees in the Group was:

      Production                                                 1,333          1,291          1,276
      Distribution and marketing                                 1,564          1,371          1,336
      Administration                                               341            334            341
                                                                 -----          -----          -----
                                                                 3,238          2,996          2,953
                                                                 =====          =====          =====

      Emoluments for the above comprised:                 (Pounds)'000   (Pounds)'000   (Pounds)'000

      Wages and salaries                                        80,270         79,183         72,959
      Social security costs                                      6,225          6,288          6,051
      Other pension costs                                        4,568          3,753          3,782
                                                                ------         ------         ------
                                                                91,063         89,224         82,792
                                                                ======         ======         ======

                                                                  1996           1995           1994
                                                               (Pounds)       (Pounds)       (Pounds)
      Total directors' remuneration                            651,053        610,988        513,179
                                                               =======        =======        =======


                                                F-23